UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2005


                  ST. JOHN KNITS INTERNATIONAL, INCORPORATED
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            (Exact name of registrant as specified in its charter)

   Delaware                                333-73107           52-2303510
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(State or other jurisdiction of           (Commission        (IRS Employer
      incorporation)                      File Number)     Identification No.)

17622 Armstrong Avenue, Irvine, CA                92614
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 (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 863-1171

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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))


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Item 8.01         Other Events.

         St. John Knits International, Incorporated ("SJKI") is seeking to refinance its outstanding indebtedness, including redeeming its 12.5% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes"). In addition, upon consummation of the refinancing, SJKI intends to purchase 450,000 shares of common stock from trusts controlled by the Gray Family at a price of $30.00 per share, or approximately $13.5 million in the aggregate. Following the redemption of the Senior Subordinated Notes, SJKI will no longer file with the Securities and Exchange Commission the reports required to be filed under
Section 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, it is expected that SJKI's common stock will cease to be eligible for quotation on the OTC Bulletin Board. No assurances can be given that the refinancing will be successful.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ST. JOHN KNITS INTERNATIONAL, INCORPORATED
                                            (Registrant)


Date: February 15, 2005            /s/ Roger G. Ruppert
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                                   Roger G. Ruppert
                                   Executive Vice President, Finance and Chief
                                   Financial Officer